                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                               THE LIMITED, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery or one substantially like it must be used to accept the Exchange Offer (as defined herein) of The Limited, Inc., a Delaware corporation ("The Limited"), made pursuant to the Offering Circular-Prospectus dated April 15, 1998 (the "Offering Circular-Prospectus") and the related Letter of Transmittal, if (i) your stock certificate(s) representing shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the certificate(s) and all other required documents to First Chicago Trust Company of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Offering Circular-Prospectus). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedure" in the Offering Circular-Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

       IF BY MAIL:                IF BY HAND:              IF BY OVERNIGHT
                          First Chicago Trust Company         DELIVERY:
                                                         First Chicago Trust
   First Chicago Trust            of New York                  Company
         Company              Tenders & Exchanges            of New York
       of New York     c/o The Depository Trust Company  Tenders & Exchanges
   Tenders & Exchanges     55 Water Street, DTC TAD          Suite 4680
       Suite 4660       Vietnam Veterans Memorial Plaza  14 Wall Street, 8th
      P.O. Box 2569        New York, New York 10041             Floor
 Jersey City, New Jersey                                 New York, New York
       07303-2569                                               10005

                         IF BY FACSIMILE TRANSMISSION:
                       (FOR ELIGIBLE INSTITUTIONS ONLY)
                                (201) 222-4720
                                      or
                                (201) 222-4721

                        FACSIMILE CONFIRMATION NUMBER:
                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  Upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus, and the related Letter of Transmittal (which constitute the "Exchange Offer"), the receipt of which is hereby acknowledged, I hereby tender to you the number of shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited, set forth below, at the Exchange Ratio (as defined in the Offering Circular-Prospectus) indicated in this Notice of Guaranteed Delivery, pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer--Guaranteed Delivery Procedure" in the Offering Circular-Prospectus.

  Holders of Limited Common Stock will receive that portion of a share of A&F Common Stock represented by the Final Exchange Ratio for each share of Limited Common Stock accepted for exchange. A holder of shares of Limited Common Stock wishing to tender portions of his or her holdings of Limited Common Stock at different Exchange Ratios must complete a separate Letter of Transmittal for each Exchange Ratio at which he or she wishes to tender such portion of his or her shares of Limited Common Stock.

                              CHECK ONLY ONE BOX.

           IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
         THERE IS NO PROPER TENDER OF SHARES OF LIMITED COMMON STOCK.
-------------------------------------------------------------------------------
                       SHARES TENDERED AT EXCHANGE RATIO
                          DETERMINED BY DUTCH AUCTION

 [_]I WANT TO MAXIMIZE THE CHANCE OF HAVING THE LIMITED ACCEPT FOR EXCHANGE
    ALL THE SHARES OF LIMITED COMMON STOCK I AM TENDERING (SUBJECT TO THE POSSIBILITY OF PRORATION). ACCORDINGLY, BY CHECKING THIS ONE BOX INSTEAD OF ONE OF THE EXCHANGE RATIO BOXES BELOW, I HEREBY TENDER SHARES OF LIMITED COMMON STOCK AT, AND AM WILLING TO ACCEPT, THE EXCHANGE RATIO RESULTING FROM THE DUTCH AUCTION TENDER PROCESS. THIS ACTION COULD RESULT IN RECEIVING AN EXCHANGE RATIO AS LOW AS .73 OF A SHARE OF A&F COMMON STOCK PER SHARE OF LIMITED COMMON STOCK.

 ___________________________________ OR ____________________________________

          SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY STOCKHOLDER

  [_] .730       [_] .760       [_] .790       [_] .820       [_] .850
  [_] .735       [_] .765       [_] .795       [_] .825       [_] .855
  [_] .740       [_] .770       [_] .800       [_] .830       [_] .860
  [_] .745       [_] .775       [_] .805       [_] .835
  [_] .750       [_] .780       [_] .810       [_] .840
  [_] .755       [_] .785       [_] .815       [_] .845

                  (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)

Name(s) of Registered Holders: ______     Number of Shares of Limited Common
_____________________________________     Stock Tendered:

                                          _____________________________________
Address(es): ________________________

_____________________________________     Certificate No(s). (if applicable):
_____________________________________     _____________________________________
__________________ (Include Zip Code)     _____________________________________


Area Code and Tel. No(s).:                Total Number of Shares Represented
_____________________________________     by Limited Common Stock
                                          Certificate(s)

Dated: ______________________________     _____________________________________
                                          Window Ticket No. (if any): _________

                                          Signature(s): _______________________
                                          _____________________________________

                                          IF SHARES OF LIMITED COMMON STOCK
                                          WILL BE TENDERED BY BOOK-ENTRY
                                          TRANSFER, PLEASE PROVIDE THE
                                          FOLLOWING INFORMATION:

                                          Account Number: _____________________
                                          Transaction Code Number: ____________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (i) guarantees that either the certificates representing the shares of Limited Common Stock tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such shares of Limited Common Stock into the Exchange Agent's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offering Circular-Prospectus) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at one of its addresses set forth above, within three business days after the date hereof, (ii) represents that the holder on whose behalf this tender is being made owns the shares of Limited Common Stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), and (iii) represents that the tender of such shares of Limited Common Stock complies with Rule 14e-4.

                 (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)

_____________________________________     _____________________________________
            Name of Firm                          Authorized Signature


_____________________________________     Name: _______________________________
               Address


                                          _____________________________________
_____________________________________                     Title
                   (Include Zip Code)


                                          Date: _______________________________
_____________________________________
       Area Code and Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF LIMITED COMMON STOCK WITH THIS
      NOTICE. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.